Exhibit 99.1

           NorthStar Realty Finance Announces 2004 Fourth Quarter and
                                Year-End Results

                     - Updates 2005 Business Developments -

     NEW YORK--(BUSINESS WIRE)--March 31, 2005--NorthStar Realty Finance Corp. (NYSE: NRF):

     Recent Highlights

     --   Closed $165.6 million of investments in the fourth quarter 2004 (post
          IPO), utilizing $43 million (or 27%) of the Company's net IPO proceeds.

     -- Through March 2005, deployed $137 million (or 85%) of the Company's net IPO proceeds to complete the initial formation transactions and to subsequently acquire a total of $203 million of subordinate real estate debt and below investment grade CMBS investments, $240 million of primarily investment grade CMBS, REIT debt and other real estate securities for the Company's third CDO, and a $64 million net lease asset.

     -- Issued $361 million of match funded collateralized debt obligations in March 2005 to finance up to $400 million of real estate securities.

     -- Closed a $150 million credit facility with Deutsche Bank and thereby increased borrowing capacity to $300 million.

     NorthStar Realty Finance Corp. (NYSE: NRF) today announced its results for the period from October 29, 2004, the date of the closing of its IPO and the commencement of its operations, through December 31, 2004. It also announced its 2004 year-end results which include the results of its predecessor for the period until the closing of its IPO.
     David Hamamoto, President and Chief Executive Officer of the Company, commented, "We have made significant progress in the short time we have been operating as a public company. I am comfortable with the measured pace at which we are executing our strategy of selectively investing in real estate securities, subordinate real estate debt and net lease properties. I am also pleased with our ability to employ securitization structures, such as our CDOs, to match fund our assets and liabilities. The value of our team's collective knowledge, experience and relationships is apparent in the investments we have sourced and financing strategies we have employed to date. We will continue to build on this solid foundation and stay focused on our objectives of generating attractive risk-adjusted returns, predictable cash flows, and long-term value for our shareholders."

     2004 Results

     The Company reported a net loss before minority interest of $3.1 million, or a net loss per share of common stock of $0.12, for the period from October 29, 2004 through December 31, 2004. For this period, the Company earned revenues of $7.6 million, $3.4 million of which represents interest income on the short-term temporary investment of the net IPO proceeds. The Company's expenses for this period totaled $11.2 million, including $3.9 million of interest expense (of which $3.1 million related to the financing of the Company's temporary investments) and $3.0 million of equity based compensation expense resulting from the Company's application of SFAS 123. Of the equity based compensation expense, $2.5 million consists of one-time charges for the buyout of profits interests of certain employees of NorthStar Capital Investment Corp. in connection with their contribution of their respective interests in the businesses contributed to the Company upon the closing of the IPO. In addition, approximately $0.5 million of formation and organization costs were expensed in this period.
     Funds from Operations (FFO) for this period were a loss of $2.7 million, or $0.10 per share of common stock, and Adjusted Funds from Operations (AFFO) were $0.2 million, or $0.01 per share of common stock. For a reconciliation of net income (loss) to FFO and to AFFO, please refer to the tables following the discussion of investment update below.
     The results of operations for the period January 1, 2004 through October 28, 2004, the period October 29, 2004 through December 31, 2004 and the year ended December 31, 2003 discussed below represent, in part, the results of the Company's predecessor, a combination of certain controlling and non-controlling interests in real estate-related entities that represent the initial portfolio of assets contributed by certain subsidiaries of NorthStar Capital to the Company on October 29, 2004 and, thereafter, the results of the Company. Management does not believe that the results of operations of the Company's predecessor are necessarily indicative of its results as a separate operating entity subsequent to the closing of its IPO.

     Investment Update

     Through March 30, 2005, the Company has invested approximately $137 million of the net IPO proceeds in its three business lines.

     Real Estate Securities:

     On March 10, 2005, the Company closed its third collateralized debt offering, or N-Star Real Estate CDO III, and issued approximately $361 million of CDO notes collateralized by approximately $400 million of primarily investment grade real estate securities. The weighted average initial borrowing rate on the $361 million of match-funded financing for the Company's portfolio of real estate securities is LIBOR plus 0.41%. The portfolio has a weighted average credit rating of BBB-. Following the closing of CDO III, the Company has over $1.1 billion of real estate securities under management that are financed through three CDOs.

     Subordinate Real Estate Debt:

     The Company has made 18 investments, totaling $203 million, in subordinate real estate debt and non-investment grade CMBS, financed with approximately $132 million of proceeds drawn under the Company's credit facility with Deutsche Bank. Eight of these 18 investments, or approximately $147 million, are floating-rate subordinate debt investments that have a weighted average spread of 5.10% over LIBOR and a weighted average loan-to-value of approximately 71%. The remaining investments, or approximately $55.3 million, consist of nine CMBS investments with investment ratings ranging from BB+ to B+ and the BB rated Class D notes issued in CDO III. The Company is exploring the use of a CDO structure to provide longer-term financing for its portfolio of subordinate debt investments.

     Net Lease Properties:

     The Company acquired a portfolio of three office properties, which are net leased to an A-rated bank through June 2015, for $63.5 million. The three properties collectively have approximately 257,000 square feet of rental space in Chatsworth, California. This acquisition was financed with $44 million of non recourse first mortgage debt and $13 million of A-rated fully-amortizing mezzanine financing, which was funded by the Company's warehouse provider for inclusion in the collateral pool backing CDO III.

     Capital Structure

     The Company issued 21,160,750 shares of common stock in its IPO and raised net proceeds of approximately $169.1 million. As of March 30, 2005, the Company had 21,249,736 shares of common stock outstanding.
     As of December 31, 2004, the Company had total assets of $1.1 billion, of which $827 million represented temporary investments in "AAA" or "AA" CMBS financed pursuant to repurchase arrangements and $48 million of which represented available cash and cash equivalents. As of December 31, 2004, the Company had approximately $868 million of debt outstanding, including $790 million of borrowings to finance the Company's temporary investments and $78 million of mortgage and other debt.

     Dividends

     The Company expects to declare a dividend for the first quarter of 2005 on or before April 22nd which will be paid in the second quarter of 2005. No dividend was declared for the fourth quarter of 2004.

     Earnings Conference Call

     NorthStar Realty Finance Corp. will hold a conference call to discuss fourth quarter 2004 financial results today at 5:00 P.M. EST. The call can be accessed live over the phone by dialing 1-800-811-7286 or for international callers by dialing 1-913-981-4902.
     A replay of the call will be available one hour after the call and can be accessed by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 7551847. The replay will be available from March 31, 2005, through April 14, 2005 and will be archived on the Company's website.
     A simultaneous webcast of the conference call may be accessed by logging onto the Company's website at www.nrfc.com under the Investor Relations section.

     About NorthStar Realty Finance Corp.

     NorthStar Realty Finance Corp. is an internally-managed REIT that makes fixed income, structured finance and net lease investments in commercial real estate assets. NorthStar Realty's business consists of three core business lines: subordinate real estate debt, real estate securities and net lease properties. For more information about NorthStar Realty Finance Corp, please visit www.nrfc.com.
     Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Realty can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from NorthStar Realty's expectations include, but are not limited to changes in economic conditions generally and the real estate and bond markets specifically, legislative or regulatory changes (including changes to laws governing the taxation of REITs), availability of capital, interest rates and interest rate spreads, policies and rules applicable to REITs, the continued service of key management personnel, the effect of competition in the real estate finance industry, the costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements, and other risks detailed from time to time in NorthStar Realty's SEC reports. Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. Such forward-looking statements speak only as of the date of this press release. NorthStar Realty expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.


    Consolidated and Combined Statements of Operations (unaudited)

                                   NorthStar Realty   NorthStar Realty
                                      Finance          Finance Corp.
                                        Corp.          Predecessor
                                    ----------------------------------
                                    October 29,  January 1,
                                       2004 to    2004 to     December
                                    December 31, October 28,    31,
                                    ----------------------------------
                                        2004       2004        2003
                                    ----------------------------------
Revenues:
Rental and escalation income         $2,158,000
Advisory and management fee income      703,000 $2,622,000 $1,090,000
Interest income                       4,720,000  1,859,000    502,000

                                    ----------------------------------
       Total revenues                 7,581,000  4,481,000  1,592,000

Expenses:
Real estate properties - operating
 expenses                               974,000          -          -
Interest expense                      3,922,000    285,000          -
General and administrative:
Direct expenses                       2,413,000  1,134,000  1,492,000
Allocated expenses                            -  4,303,000  3,496,000
Equity based compensation             2,991,000          -          -
Formation and organization costs        517,000          -          -
                                    ----------------------------------
       Total general and
        administrative                5,921,000  5,437,000  4,998,000

Depreciation expense                    411,000          -          -
                                    ----------------------------------
       Total expenses                11,228,000  5,722,000  4,988,000
                                    ----------------------------------

Loss from operations                 (3,647,000)(1,241,000)(3,396,000)

Equity in earnings of
 unconsolidated/uncombined ventures      83,000  1,520,000  2,048,000

Unrealized and realized gain on
 investments and other                  493,000    915,000  3,085,000

Income (loss) before minority       ----------------------------------
 interests                           (3,071,000) 1,194,000  1,737,000
                                    ----------------------------------

Minority interest                       632,000          -          -
                                    ----------------------------------
Net income (loss)                   $(2,439,000)$1,194,000 $1,737,000
                                    ==================================
Net Loss per Share of Common Stock
  Basic                                  $(0.12)

Weighted average number of shares of common stock outstanding
Basic                                20,868,865
FFO Per Share of Common Stock            $(0.10)

AFFO per Share of Common Stock            $0.01

         Consolidated and Combined Balance Sheets (unaudited)

                                                           NorthStar
                                                             Realty
                                             NorthStar      Finance
                                            Realty Finance   Corp.
                                                Corp.      Predecessor
                                           ---------------------------
                                            December 31,  December 31,
                                                  2004        2003
                                           ---------------------------
Assets:
Operating real estate - net                   $43,544,000           -
Debt securities available for sale             37,692,000  $9,187,000
Debt securities held for trading              826,611,000           -
CDO deposit and warehouse agreements            2,988,000   5,967,000
Collateral held by broker                      24,831,000           -
Subordinate real estate debt investments       70,841,000           -
Cash and cash equivalents                      47,733,000   1,013,000
Restricted cash                                 2,713,000           -
Investments in and advances to uncombined
 ventures                                       5,363,000  15,537,000
Other assets                                   16,034,000   1,111,000
                                           ---------------------------
       Total assets                        $1,078,350,000 $32,815,000
                                           ===========================

Liabilities:
Mortgage notes payable                        $40,557,000          $-
Credit facility                                27,821,000           -
Repurchase obligations                        800,418,000           -
Securities sold, not yet purchased             24,114,000           -
Obligations under capital leases                3,303,000           -
Accrued expenses and other liabilities          6,381,000     322,000
                                           ---------------------------
       Total liabilities                      902,594,000     322,000

Minority interest                              32,447,000           -

Stockholders' and owners' equity              143,309,000  32,493,000
                                           ---------------------------
Total liabilities and stockholders' and
 owners' equity                            $1,078,350,000 $32,815,000
                                           ===========================

Set forth below is a reconciliation of net income (loss) before minority interests to our calculations of FFO and AFFO:

                                  NorthStar Realty   NorthStar Realty
                                      Finance       Finance Corp.
                                        Corp.         Predecessor
                                  ------------------------------------
                                    October 29,  January 1,
                                       2004 to    2004 to     December
                                    December 31, October 28,     31,
                                    ----------------------------------
                                        2004       2004         2003
                                    ----------------------------------

Funds from Operations :
Income (loss) before minority
 interests                          $(3,071,000) $1,194,000 $1,737,000
Adjustments:
Depreciation and amortization           411,000
Real estate depreciation and
 amortization - unconsolidated
 ventures                                         1,608,000  2,204,000

                                    ----------------------------------
Funds from Operations  (FFO)        $(2,660,000) $2,802,000 $3,941,000
                                    ----------------------------------

Adjusted Funds from Operations :
Funds from Operations  (FFO)        $(2,660,000) $2,802,000 $3,941,000
Straightline rental income, net         (90,000)  (456,000)  (654,000)
Amortization of deferred
 compensation                         2,903,000
                                    ----------------------------------
Adjusted funds from operations
 (AFFO)                                $153,000 $2,346,000 $3,287,000
                                    ==================================


     Non-GAAP Financial Measures

     Included in this press release are certain "non-GAAP financial measures," which are measures of the Company's historical or future financial performance that are different from measures calculated and presented in accordance with generally accepted accounting principles, or GAAP, within the meaning of applicable SEC rules. These include: (i) Funds From Operations, and (ii) Adjusted Funds From Operations. The following discussion defines these terms, which the Company believes can be useful measures of its performance.

     Funds from Operations (FFO)

     The Company's FFO is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). The National Association of Real Estate Investment Trusts, or NAREIT, defines Funds From Operations, or FFO, as net income (loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented on a per share basis after making adjustments for the effects of dilutive securities. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.
     We believe that FFO is an additional appropriate measure of NorthStar Realty's performance because it facilitates an understanding of the Company's operating performance after adjustment for certain non-cash expenses, such as real estate depreciation, which assumes that the value of real estate assets diminishes predictably over time. Since FFO is generally recognized as an industry standard for measuring the operating performance of an equity REIT, we also believe that FFO provides investors with an additional useful measure to compare the Company's financial performance to other REITs.

     Adjusted Funds from Operations (AFFO)

     AFFO is a computation often made by REIT industry analysts and investors to measure a real estate company's cash flow generated from operations. We believe that AFFO is helpful to investors as a measure of our liquidity position, because along with cash flows generated from operating activities; this measure provides investors with an understanding or our ability to pay dividends. In addition, because this measure is commonly used in the REIT industry, our use of AFFO may assist investors in comparing our liquidity position with that of other REITs. The Company calculates AFFO by subtracting from or adding to FFO (i) normalized recurring expenditures that are capitalized by the Company and then amortized, but which are necessary to maintain its properties and revenue stream (e.g., leasing commissions and tenant improvement allowances), (ii) an adjustment to reverse the effects of straight-lining of rents and (iii) the amortization or accrual of various deferred costs including intangible assets and equity based compensation.
     NorthStar Realty's calculation of AFFO may differ from the methodology for calculating AFFO utilized by certain other REITs and, accordingly, may not be comparable to such other REITs. AFFO. As such, AFFO should not be considered an alternative to net income as measures of profitability, nor is it equivalent to cash flow provided by operating activities determined in accordance with GAAP. Further, FFO and AFFO do not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.


     CONTACT: Investor Relations
              Brad Cohen, 800-684-8879